Exhibit 32.1

CERTIFICATION

    The undersigned, as the Chairman of the Board, President and Chief Executive Officer and as the Senior Vice President and Chief Financial Officer of AGCO Corporation, respectively, certify that, to the best of their knowledge and belief, the Quarterly Report on Form 10-Q for the period ended September 30, 2026, which accompanies this certification fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of AGCO Corporation at the dates and for the periods indicated. The foregoing certifications are made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and shall not be relied upon for any other purpose.

/s/ Eric P. Hansotia
Eric P. Hansotia
Chairman of the Board, President and Chief Executive Officer
October 29, 2026

/s/ Indira Agarwal
Indira Agarwal
Senior Vice President and Chief Financial Officer
October 29, 2026

    A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to AGCO Corporation and will be retained by AGCO Corporation and furnished to the Securities and Exchange Commission or its staff upon request.